As filed with the Securities and Exchange Commission on May 8, 1997
                                                   Registration No.  333-25303
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        EQUITY CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

                Delaware                             75-2521142
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)





       415 South First Street
            Suite 210
          Lufkin, Texas                                  75901
(Address of Principal Executive Offices)               (Zip Code)




                      1997 EQUITY CORPORATION INTERNATIONAL
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                W. Cardon Gerner
                              Senior Vice President
                           and Chief Financial Officer
                             415 South First Street
                                    Suite 210
                               Lufkin, Texas 75901
                     (Name and address of agent for service)

                                 (409) 631-8700
                     (Telephone number, including area code,
                              of agent for service)
                           ---------------------------



                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                    Proposed Maximum    Proposed Maximum
                                                    Amount to        Offering Price        Aggregate            Amount of
     Title of Securities to be Registered       be Registered (1)       Per Share        Offering Price    Registration Fee (2)
---------------------------------------------- ------------------ -------------------- ------------------- --------------------

Common Stock, par value $0.01 per share(3)       500,000 Shares           n.a.                n.a.            Previously paid
===============================================================================================================================

(1) This registration statement was originally filed with the Securities and Exchange Commission on April 16, 1997 covering 500,000 shares of Common Stock. Pursuant to Rule 416(c) under the Act, this registration statement hereafter shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The initial filing fee of $3,182 was paid in connection with the original filing of this registration statement. Pursuant to Rule 416, no additional filing fee is required.

(3) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          This  Amendment No. 1 is filed for the purpose of  correcting  Exhibit
5.1 as filed by EDGAR to conform with the original copy thereof.


Item 8.  Exhibits.

Exhibit
Number            Description

4.1+      -- Amended and Restated Certificate of Incorporation (filed as Exhibit
          4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))

4.2+ -- Amended and Restated Bylaws (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))

4.3+      -- Form of Certificate  representing  shares of Common Stock (filed as
          Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-82546))

4.4+ -- Stockholder Rights Agreement, dated October 13, 1994, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994)

4.5+ -- Certificate of Designation of the Series One Junior Participating Preferred Stock (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))

4.6+ -- First Amendment to Stockholders Rights Agreement, dated September 10, 1996, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 6 to the Company's Registration Statement on Form 8-A/A (Amendment No. 2)).

4.7*      -- Equity Corporation International 1997 Employee Stock Purchase Plan

5.1** -- Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

23.1      -- Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
          Exhibit 5.1 to this Registration Statement)

23.2      -- Consent of Coopers & Lybrand L.L.P.

24.1* -- Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)

----------
+  Incorporated herein by reference.
*  Previously filed.
**  Amended and refiled as set forth herein.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lufkin, State of Texas, on the 8th day of May, 1997.


                                       EQUITY CORPORATION INTERNATIONAL


                                       By:      /s/ W. Cardon Gerner
                                             ---------------------------------
                                                W. Cardon Gerner
                                                Senior Vice President and Chief
                                                   Financial Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 Signature                                         Title                                Date
                 ---------                                         -----                                ----

                      *                                    Chairman of the Board,
    --------------------------------------                  President and Chief
            James P. Hunter, III                             Executive Officer
                                                        (Principal Executive Officer)


             /s/  W. Cardon Gerner                       Senior Vice President and                 May 8, 1997
     --------------------------------------               Chief Financial Officer
              W. Cardon Gerner                            (Principal Financial and
                                                             Accounting Officer)

                      *
     --------------------------------------                     Director
             J. Patrick Doherty

                      *
     --------------------------------------                     Director
               Jack T. Hammer

                      *
     --------------------------------------                     Director
              Thomas R. McDade

                      *
     --------------------------------------                     Director
              Kenneth W. Smith


*By:         /s/  W. Cardon Gerner                                                                   May 8, 1997
    ----------------------------------------
              W. Cardon Gerner,
              Attorney-in-Fact


                                  EXHIBIT INDEX

Exhibit
Number                            Description
------                            -----------

4.1+      -- Amended and Restated Certificate of Incorporation (filed as Exhibit
          4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))

4.2+ -- Amended and Restated Bylaws (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))

4.3+      -- Form of Certificate  representing  shares of Common Stock (filed as
          Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-82546))

4.4+ -- Stockholder Rights Agreement, dated October 13, 1994, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994)

4.5+ -- Certificate of Designation of the Series One Junior Participating Preferred Stock (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))

4.6+ -- First Amendment to Stockholders Rights Agreement, dated September 10, 1996, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 6 to the Company's Registration Statement on Form 8-A/A (Amendment No. 2)).

4.7*      -- Equity Corporation International 1997 Employee Stock Purchase Plan

5.1** -- Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

23.1      -- Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
          Exhibit 5.1 to this Registration Statement)

23.2      -- Consent of Coopers & Lybrand L.L.P.

24.1* -- Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)

----------
+  Incorporated herein by reference.
*  Previously filed.
**  Amended and refiled as set forth herein.